SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2005

AERO MARINE ENGINE, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-49698	98-0353007
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, 121 S.W. Salmon Street, Suite 1100	97204
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 471-1348

___________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 -- REGISTRANT’S BUSINESS AND OPERATIONS

None

SECTION 2 - FINANCIAL INFORMATION

None

SECTION 3 - SECURITIES AND TRADING MARKETS

Item 3.02 - UNREGISTERED SALES OF EQUITY SECURITIES

On April 17, 2005, we issued 1,465,000 shares of common stock to Arube Holdings Inc. upon the execution of a management consulting contract. Under the terms of the management consulting contract, Arube Holdings Inc. will provide us with administrative and marketing services for a period of sixty months.

These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. We did not engage in any general solicitation or advertising. The Arube Holdings Inc. was given adequate access to sufficient information about us.

On April 20, 2005, we completed an offering of 1,800,000 Units at the price of $0.50 per Unit to one investor.  Each Unit consists of one (1) share of common stock, par value $0.001, and one (1) Warrant (the “Warrant”) to purchase one (1) share of common stock, exercisable for two (2) years from the closing of the offering.  The exercise price for the Warrant is priced at $3.00 per share.  The total amount we received from this offering was $900,000.  Assuming that all of the warrants are exercised by the investor, the gross proceeds received from the warrants will equal $5,400,000.

We completed this offering pursuant to Regulation S of the Securities Act.  The purchaser represented to us that he was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  We requested our stock transfer agent to affix appropriate restrictive legend to the stock certificate issued to each purchaser in accordance with Regulation S.  The investor was given adequate access to sufficient information about us to make an informed investment decision.  These securities were not sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to the purchaser.

On April 25, 2005, we completed a Financing Agreement in the amount of $4,000,000 with Alliance Capital Management. Under the terms of this agreement, we will receive $400,000 dollars each month for ten months commencing in May of 2005. The first payment will be converted into common stock of the company at a rate of $2.00 per share for a total of 200,000 shares of common stock. The amount of shares issued in the remaining nine issuances of common stock shall be determined based on 75% of the previous ten day trading average of the company during each of the nine successive months.

We completed this offering pursuant to Regulation S of the Securities Act.  The purchaser represented to us that he was a non-US person as defined in Regulation S.  We did not engage in a distribution of this offering in the United States.  The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution.  We will request that our stock transfer agent affix the appropriate restrictive legend to the stock certificate issued in accordance with Regulation S.  The investor was given adequate access to sufficient information about us to make an informed investment decision.  These securities were not sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to the purchaser.

SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

None

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

None

SECTION 6 - RESERVED

None

SECTION 7 - REGULATION FD

None

SECTION 8 - OTHER EVENTS

None

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2005

AERO MARINE ENGINE, INC.
By: /s/ Raymond Brouzes Name: Dr. Raymond Brouzes Title: President and Chief Executive Officer